Exhibit 5.1

HUNTON & WILLIAMS LLP

RIVERFRONT PLAZA, EAST TOWER

951 EAST BYRD STREET

RICHMOND, VIRGINIA 23219

November 6, 2003

Board of Directors

Overnite Corporation

1000 Semmes Avenue

Richmond, Virginia 23224

Overnite Corporation

Registration Statement on Form S-8

Relating to Employee Payroll Savings Plan

of Overnite Corporation

Gentlemen:

We have acted as counsel for Overnite Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on or about November 6, 2003 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an aggregate of $27,346,000 of interests (the “Securities”), issuable pursuant to the Employee Payroll Savings Plan of Overnite Corporation (the “Plan”), as referenced in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.    The issuance of the Securities has been duly authorized by the Company and, upon issuance pursuant to the terms of the Plan, the Securities will be legally issued, fully paid and nonassessable.

Board of Directors

Overnite Corporation

November 6, 2003

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/S/    HUNTON & WILLIAMS LLP

00647/03848/08443